PERSONAL LEAVE AGREEMENT
                            ------------------------

         THIS  AGREEMENT is dated as of December 28, 2002,  between TASTY BAKING
COMPANY,  a  Pennsylvania  corporation  (the  "Company"),   and  CARL  S.  WATTS
("Executive").

                               W I T N E S S E T H
                               -------------------

      WHEREAS, Executive has served as the Chairman of the Board of the Company and, as such, has made a significant contribution to the Company's business; and

      WHEREAS, Executive and the Company are currently obligated under a certain Amended and Restated Employment Agreement dated as of August 19, 2002; and

      WHEREAS, Executive and the Company are willing to enter into a personal leave agreement upon the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and of the mutual benefits herein provided, and intending to be legally bound hereby, the Company and Executive hereby agree as follows:

      Section 1. Resignation from Current Duties. Executive hereby resigns as Chairman of the Board and from the Board of Directors effective December 28, 2002, and Company accepts such resignations in each case, on the terms and conditions herein contained. Executive will vacate his office promptly after December 28, 2002.

      Section 2. Term of Leave. Executive will be on personal leave from the Company from December 29, 2002 until April 30, 2004 (the "Leave Period"). During the Leave Period, Executive shall have no duties, responsibility or authority with respect to the Company and shall perform no services for the Company; provided, however, that Executive will: 1) review the Company's Form 10-K for 2002 and provide a cerification in accordance with the disclosure policies and procedures implemented by the Company for the third quarter of 2002; and 2) make himself reasonably available for up to 40 hours per annum, to the Company, its attorneys and anyone else at the request of the Company, taking into account any other business commitments Executive may have, without fee, compensation or payment of expenses (except as provided in the immediately following sentence) from the Company, in connection with any legal, regulatory, governmental or investigatory matter, including litigation, pertaining to the Company, its affiliates, directors, officers, employees or agents, at times and locations determined by the Company. To the extent that the location is outside the greater Philadelphia metropolitan area, the Company will reimburse Executive for reasonable travel expenses. Executive will cooperate with the Company in such matters consistent with his duty of loyalty to the Company. To the extent Executive is asked to provide information in connection with such matters, Executive shall provide complete, honest and accurate information to the best of his ability.

     Section 3. Compensation.
                -------------

         (a) During the Leave Period, the Company shall pay Executive a base salary at the annual rate of $700,000.00, less federal, state, and local taxes and all other withholdings required by law as well as deductions for Executive's co-pay for medical benefits in the amounts required of senior executives generally. Except as otherwise provided herein, such payments shall include and be deemed to satisfy the Company's obligations for any and all accrued but unpaid vacation pay and any other amount claimed by Executive to be owed him from the Company as of December 28, 2002. Payments shall be made in accordance with the Company's regular pay practice for senior executive employees as in effect from time to time; provided, however, that the Company shall be relieved from making any payment to Executive for any period during which he receives any unemployment compensation benefits.

         (b) Effective December 29, 2002, Executive shall not be entitled to any compensation, bonus, vacation, leave time, benefits or anything else of value from the Company except as expressly provided in this Agreement.

      Section 4. Retirement. Except as expressly provided in Section 7(b) to the contrary, Executive intends to retire and shall be deemed to have retired, for all purposes on April 30, 2004 (the "Retirement Date"). Upon retirement, Executive will be entitled to receive retiree medical and life insurance benefits in accordance with then existing Company policy for senior executives, if any.

     Section 5. Additional Terms.
                -----------------

         (a) Executive will be entitled to retain the use of his current Company car through the end of the term of the current lease for the vehicle (October 12, 2004), provided that Executive executes any and all documents necessary to assume the lease for such vehicle and to relieve the Company from any obligations under such lease. The Company agrees to reimburse Executive monthly for the lease rental payments paid by Executive to the leasing company, namely $836.45 per month, through the end of the term of the current lease. The Company will help facilitate his negotiations with the leasing company. Otherwise, Executive will return the car to the leasing company by no later than January 28, 2003. Executive will bear all costs of fuel, maintenance, repairs and insurance (naming the Company as an additional insured) on the vehicle and will be responsible for all costs associated with the operation of the vehicle.

         (b) During the Leave Period, Executive will continue to participate, in accordance with the terms thereof, in any present or future medical and life insurance plan adopted by the Company for senior executives generally. For purposes of this subsection (b), the Company agrees to treat Executive as an employee through the Retirement Date.

         (c) Executive will not receive any new or additional stock options or stock based incentives after December 28, 2002. Existing stock options will remain in place and expire in the normal course in accordance with their terms. Unexercised options at the Retirement Date will expire if not exercised in accordance with their terms, which is currently ninety (90) days thereafter. The award of 50,000 shares of restricted stock made to Executive under the Company's Restricted Stock Incentive Plan will be surrendered and is cancelled as of December 28, 2002.

         (d) The Company will reimburse Executive for all reasonable expenses properly incurred by Executive through December 28, 2002 in the performance of Executive's duties under the Amended and Restated Employment Agreement dated as of August 19, 2002, in accordance with the current policies established for senior executives of the Company.

         (e) The Company shall provide to Executive supplemental retirement income benefits in accordance with the terms of the Amendment to Supplemental Executive Retirement Plan Agreement attached hereto as Exhibit A effective on the Retirement Date, provided Executive or his heirs or personal representatives execute and deliver to the Company a release in the form attached hereto as Exhibit B within 30 days of the Retirement Date. Nothing contained herein shall be construed to infer that the Executive shall be entitled to receive under the Company's Pension Plan credited service after December 28, 2002, nor that "average monthly compensation" under such plan includes any compensation paid under this Agreement. After the Retirement Date, Executive shall be entitled to request any vested benefits under the Company's 401k (Thrift) plan and to receive those benefits in the ordinary course, all in accordance with the provisions of said plan.

         (f) Notwithstanding anything in this Agreement that is or may be to the contrary, nothing in this Agreement prevents or is intended to prevent the Company from terminating, modifying, or changing any of its employee or retirement benefit plans or policies for employees or retirees (including, but not limited to, any medical insurance plan, life insurance policy or pension plan), or any part of any of them at any time, or changing the amount of employee or retiree contributions (or co-pay) for coverage under any such policies or plans, at any time, including, but not limited to, Executive's benefits or co-pay when changed for senior executives generally. Each of such plans will be governed by its terms and to the extent there is any inconsistency or ambiguity between any of said plans and this Agreement, the terms of the plan shall control.

         (g) Commencing May 1, 2004, and thereafter during the life of the Executive, the Company shall pay Executive the sum of $2,083.33 per month for personal secretarial services; provided, however, the Company's obligation hereunder shall be limited to a maximum period of ten (10) years.

         (h) The Company agrees to reimburse Executive for his reasonable legal fees incurred in order to assist the Company in assuring that the Executive understands the releases and the restrictive covenants contained herein and in connection with the negotiation of this Agreement, including the restrictive covenants, up to an amount not to exceed $5,000.00.

      Section 6. Prior Agreements. All prior agreements between the parties, including the Amended and Restated Employment Agreement dated as of August 19, 2002 are hereby terminated and declared null and void.

      Section 7. Termination of this Agreement.

         (a) This Agreement shall cease and terminate upon the earliest to occur of the events specified below:

               (i) April 30, 2004;

               (ii) The death of Executive;

               (iii) Executive's election of early retirement prior to April 30, 2004; and

               (iv) Termination of Executive's association with the Company for Cause. For these purposes "Cause" for termination of Executive shall be limited to actions by Executive involving a material breach of this Agreement by Executive which, if capable of being cured, continues uncorrected for a period of 20 business days after written notice of the acts constituting such alleged breach is given to Executive.

         (b) If Executive dies prior to April 30, 2004, notwithstanding termination of this Agreement, the Company shall be obligated to continue to pay Executive's salary to his Estate through April 30, 2004, and for purposes of retirement benefits (i.e., Pension Plan, SERP and retiree medical insurance), Executive shall be deemed to have elected to retire effective on (and the Retirement Date shall be) the date immediately preceding his death.

         (c) In the event that Executive becomes "disabled" within the meaning of any disability insurance plan covering Executive, and Executive is awarded payments thereunder, the payment of such benefits shall have no effect on the Company's obligations to make the payments under Section 3(a) hereof.

         (d)  Notwithstanding  anything  in  Section  7(a) to the  contrary  but subject to the provisions of Section 15 hereof, except (i) for retirement benefits under the Company's pension plan and any 401k (Thrift) plan, (ii) for the SERP benefits to which Executive may be entitled under Section 5(e) of this Agreement, (iii) for retiree medical and life insurance benefits to which Executive may then be entitled, (iv) for the stipend for secretarial services provided under Section 5(g) of this Agreement, (v) for the reimbursement of car lease payments, if any, under Section 5(a) of this Agreement, (vi) for any indemnification obligations to which Executive may become entitled from the Company whether by contract or pursuant to the Company's articles of incorporation or bylaws, (vii) for any rights under then outstanding stock options, and (viii) as otherwise expressly provided herein, this Agreement and all of the liabilities and obligations of the parties hereunder shall cease and terminate effective upon the termination of this Agreement. The Company covenants and agrees that its obligations under that certain Indemnification Agreement dated as of August 24, 1992 between the Company and Executive shall survive termination of this Agreement.

      Section 8. Agreement is Voluntary. Executive acknowledges that he fully understands the terms of this Agreement and that he enters into it voluntarily without any coercion on the part of any person; that he was given adequate time to consider all of its implications and freely and fully to consult with and seek the advice of whomever he deemed appropriate; and that he has relied upon no representation of any representative of Company in signing this Agreement.

      Section 9. Release. In consideration of the promises in this Agreement, Executive, for himself, and his agents, representatives, heirs, executors, administrators, insurers, successors and assigns, and all persons, corporations or other entities connected therewith which might claim by, through or under them or any of them (all of whom are hereby individually and collectively referred to in this paragraph as "Releasors"), do hereby release, remise and forever discharge the Company, its respective direct and indirect subsidiaries, affiliates, investors, insurers, successors, assigns, and each of their agents, servants, shareholders, employees, officers, directors, trustees, representatives and attorneys, and each of their heirs, successors, executors and administrators (all of whom are hereinafter individually and collectively referred to in this paragraph as "Releasees"), of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys' fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which Releasors have had, now have, shall or may have in the future, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever, including those relating to Executive's employment with the Company and the termination of that employment, except as expressly provided in the immediately following sentence, to the date of this Agreement. Notwithstanding anything contained in this Release to the contrary, Executive does not release, remise or discharge the Company of or from any claims which he may have under (i) the Company's qualified retirement plans or 401k plans; (ii) that certain Supplemental Executive Retirement Program Agreement originally dated June 10, 1987 between the Company and executive, as amended as provided in Exhibit A hereto, and the rabbi trust with respect to such program; (iii) any plans which the Company may have in effect from time-to-time, as they may be modified from time-to-time, to provide medical and/or life insurance benefits to retirees, all of said plans being governed by their plan documents and any amendments thereto; (iv) the indemnification provisions contained in the Company's Articles of Incorporation and/or Bylaws, and/or any indemnification agreement in favor of Execuitve, relating to indemnification of officers and/or directors; and (v) his rights under this Agreement.

         By the execution of this Agreement, Executive acknowledges that he is giving up all claims related to his employment with Company and the termination of that employment, including but not limited to, claims for breach of contract or implied contract, wrongful, retaliatory or constructive discharge, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, impairment of economic opportunity, intentional or negligent infliction of emotional distress, any and all other torts, and claims for attorney's fees, as well as the statutory claims described below.

         Executive further acknowledges that various state and federal laws prohibit discrimination based on age, gender, race, color, and national origin, religion, handicap or veterans status. These include Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e et seq. and the Civil Rights Act of 1991 (relating to gender, national origin, and certain other kinds of job discrimination); the Age Discrimination in Employment Act, 29 U.S.C. 626 et seq., (relating to age discrimination in employment), the Older Worker's Benefit Protection Act, 29 U.S.C. ss. 626, the Rehabilitation Act of 1973, the Civil Rights Act of 1866 and 1871, the Americans with Disabilities Act and the Pennsylvania Human Relations Act. He also understands and acknowledges that there are various federal and state laws governing wage and hour issues, including but not limited to the Fair Labor Standards Act, Pennsylvania wage and hour laws, and the Equal Pay Act of 1963 (relating to all the above forms of job discrimination). He acknowledges that he is giving up any claims he may have under any of these statutes and under any other federal, state or municipal statute, ordinance, executive order or regulation relating to discrimination in employment, wage and hour issues, or in any way pertaining to his employment relationship with the Company. He understands and acknowledges that this release applies to all such employment-related claims that he now has or may have to the date of this Agreement.

         Releasor agrees that he will not, at any time hereafter, nor will he permit, at any time hereafter, any person acting under his direction or control to, initiate, maintain, or prosecute, or in any way knowingly aid, directly or indirectly, in the initiation, maintenance, or prosecution of, any claim, demand suit, accounting, or cause of action against the Releasees, or any of them, arising out of, or in any way connected with any matter, thing, transaction, occurrence, act or omission with respect to which a release is provided hereunder.

         Nothing herein is intended to foreclose Executive from filing a charge with the Equal Employment Opportunity Commission. In the event such a charge is filed, Executive shall be precluded from recovering any monetary relief or obtaining any other personal recovery.

         If Executive, his heirs or personal representatives, or any person or entity acting on their behalf, takes, pursues or supports any action to determine that this Release, or any part hereof, or any other release contained in this Agreement is invalid and if this Release, or any part hereof, or any other release contained in this Agreement is determined to be invalid for any reason, then all obligations of the Company under this Agreement shall cease.

         Executive may not sign this Agreement before 5:00 P.M. on December 28, 2002, and his signing of it prior to that time will be without any legal effect.

      Section 10. Age Discrimination Release. Executive fully and unconditionally releases Releasees from any and all claims which he has or may have against Releasees or any of them up to and including the date of this Agreement under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or any other statute prohibiting discrimination based upon age.

      Section 11. Compliance with Older Worker's Benefit Protection Act. This Agreement is intended to comply with Section 201 of the Older Worker's Benefit Protection Act of 1990. Accordingly, Executive acknowledges and represents that he: (a) waives his claims under the ADEA knowingly and voluntarily in exchange for consideration of value to which he would not otherwise have been entitled;
(b) has been advised by the Company to consult an attorney before signing this Agreement; (c) has been given a period of at least 21 days within which to consider this Agreement; and (d) has been informed by the Company and understands that he may revoke this Agreement for a period of 7 days after signing it (the "Revocation Period"), and that this Agreement shall not become effective or enforceable until the Revocation Period has expired. He understands that any revocation he makes shall be in writing, sent by facsimile, hand delivery or overnight mail, to Company in accordance with Section 17 of this Agreement. In the event that his acceptance of this Release is revoked, then Executive shall immediately return to the Company any payments made to him under this Agreement.

      Section 12. Loyalty/Non-Competition. Executive shall remain loyal to the Company and during the term of this Agreement and for a period of one year after termination of this Agreement, Executive will not: (a) without the prior written permission of the Company, engage, directly or indirectly, in any business relationship, whether as an employee, partner, consultant, advisor, independent contractor or otherwise, in competition with the Company within 100 miles of any geographical location in which the Company does business; or (b) solicit any business in competition with the Company from any customer, prospective customer or supplier of the Company on behalf of himself or others; or (c) communicate in any way with competitors or potential suitors of the Company other than on a social basis. During the term of this Agreement, Executive agrees to refer to the Company all inquiries he receives regarding the Company or this Agreement. Should Executive violate this Section 12, the Company shall be entitled to an immediate injunction restraining Executive from violating the provisions hereof and he further agrees that an action for damages does not provide an adequate remedy for his violation of this Section 12, in addition to any other remedies available under this Agreement, under the law or in equity. For purposes of this Agreement and the second clause of ARTICLE II(a) of that certain Supplemental Executive Retirement Plan Agreement between the Company and Executive dated as of July 6, 1987, as amended ("SERP"), "competition" means a business involved in the manufacture or marketing of snack cake or other bakery-type sweet products. If any part of this Section 12 or the application thereof, is construed to be invalid or uneforceable, then the other parts of this Section 12 or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or uneforceable portions. If any covenant or agreement in this Section 12 is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

      Section 13. Return of All Company Property. Executive shall deliver to Company all keys, credit cards, computers, correspondence, software, drawings, cell phones, blueprints, manuals, letters, notes, notebooks, reports, flowcharts, programs, software, proposals, and any documents concerning Company's customers, or concerning products or processes used by Company and any other property of Company, by December 28, 2002.

      Section 14. Confidential Information. Executive agrees to hold in a fiduciary capacity for the benefit of the Company all of the Company's business secrets and confidential information, knowledge and data relating to the Company or any of its affiliated companies and their respective businesses, which have been obtained by the Executive during his employment by the Company or any of its affiliated companies, including without limitation, information relating to such matters as finances, operations, processes, product recipes, new products in development, sales methods, equipment, techniques, plans, formulae, products, methods and know-how, customer requirements and names of suppliers. The obligations under this Section 14 shall survive the termination of this Agreement and any termination of Executive's association with the Company or any of its affiliates. Executive's obligations under this Section 14 and under the first clause of ARTICLE II(a) of the SERP, shall not be deemed violated in the event that (i) Executive discloses any such information pursuant to an order of a court of competent jurisdiction or any administrative, quasi-judicial or other body having subpoena power, provided Executive has notified the Company of such potential legal order and provided the Company with the opportunity to challenge or limit the scope of the disclosure, or (ii) such information becomes generally available from a source other than the Company, any of its affiliates, or any of their employees when such source is legally entitled, to the best of Executive's knowledge, to make such information available. Executive agrees that in the event of breach of any of his obligations under this Section 14, Company shall be entitled to an injunction restraining Executive from violating the provisions hereof and he further agrees that an action for damages does not provide an adequate remedy for his violation of this Section 14, in addition to any other remedies available under this Agreement, under the law or in equity.

      Section 15. If Executive Breaches this Agreement. In the event Executive breaches in any material fashion any term of this Agreement such that the Company is entitled to terminate this Agreement for "Cause" under Section 7(a)(iv) hereof after the notice and cure period provided therein, Executive shall lose entitlement to any payments due under this Agreement, and Executive shall immediately owe Company the full amount of all amounts paid to him or on his behalf under this Agreement in addition to any other damages and remedies, in law or in equity, that may be available to Company; provided however, in no event shall Executive be obligated to repay, or shall the Company be entitled to receive, any amounts which Executive has received or may thereafter receive for the benefits described in clauses (i), (vi) and (vii) of Section 7(d) hereof. Executive's promises under this Agreement, however, shall remain in effect.

      Section 16. Mediation/Arbitration. Except as provided in Sections 12 and 14 above, the parties shall attempt to resolve any dispute through mediation conducted in Philadelphia, Pennsylvania. If the parties do not promptly agree on a neutral mediator, then any of the parties may notify J.A.M.S./Endispute, 345 Park Avenue, New York, New York, to initiate selection of a mediator from the J.A.M.S/Endispute Panel of Neutrals. The Company shall pay the fees and expenses of the mediator. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the aggrieved party(ies) may then seek relief through arbitration, which shall be binding, before a single arbitrator pursuant to the Commercial Arbitration Rules ("Rules") of the American Arbitration Association (the "Association"). The place of arbitration shall be Philadelphia, Pennsylvania. Arbitration may be commenced at any time by any party seeking arbitration by written notice to the other party(ies) by first class mail, postage prepaid. The arbitrator shall be selected by the joint agreement of the parties, but if the parties do not so agree within thirty (30) business days after the date of the notice referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by such Association, and such arbitrator shall be neutral, impartial, independent of the parties and others having any known interest in the outcome, shall abide by the ABA and AAA Code of Ethics for neutral arbitrators and shall have no ex parte communications about the dispute with either party. The arbitrator shall be required to follow applicable law and render a written decision within one hundred eighty (180) days of appointment. Any award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto and there shall be no right of appeal therefrom. Any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. The parties shall pay the costs and expenses of arbitration as the arbitrator may assess. Each party shall pay his or its own legal fees and costs. The arbitrator shall not be permitted to award punitive or similar type damages under any circumstances. The procedures set forth in this Section 16 shall constitute the sole and exclusive procedures for the resolution of any dispute under this Agreement, except for any dispute related to an alleged violation of Sections 12 and 14 hereof, in which case Company, without prejudice to or compliance with the procedures set forth in this Section 16, is expressly permitted to institute legal proceedings to obtain a temporary restraining order, a preliminary and permanent injunction or other applicable relief.

      Section 17. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

               (a) If to the Company, to:                    Tasty Baking Company
                                                             2801 Hunting Park Avenue
                                                             Philadelphia, PA  19129
                                                             Attention:  Corporate Secretary

               (b) If to the Executive, to:                  Carl S. Watts
                                                             105 Pheasant Fields Lane
                                                             Moorestown, NJ  08057

Addresses may be changed by notice in writing signed by the addressee.

      Section 18. Miscellaneous. This Agreement is the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof, and no change, alteration or modification hereof may be made except in writing signed by both parties hereto. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning hereof. The parties agree that the principle that an agreement shall be construed against the drafter shall not apply to this Agreement. This Agreement shall in all respects be governed by and construed and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ATTEST:                               TASTY BAKING COMPANY



                                         By:
------------------------------               -----------------------------------
                                             Charles P. Pizzi,
                                             President and CEO

WITNESS:



------------------------------        ------------------------------------------
                                      Carl S. Watts


STATE OF                                    :

COUNTY OF                                   :

         On this,  the ______ day of  _________________,  200__,  before me, the undersigned officer, personally appeared CARL S. WATTS known to me (satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                               _________________________________
                                                       Notary Public

                                                     My Commission Expires:

                                    EXHIBIT A
                                    ---------

                       AMENDMENT TO SUPPLEMENTAL EXECUTIVE
                            RETIREMENT PLAN AGREEMENT
                                     BETWEEN
                              TASTY BAKING COMPANY
                                       AND
                                  CARL S. WATTS


      THIS AGREEMENT, entered into as of this 28th day of December, 2002, by and between Tasty Baking Company (hereinafter referred to as the "Employer") and Carl S. Watts (hereinafter referred to as the "Employee").

                              W I T N E S S E T H:
                               -------------------

      WHEREAS, the Employer and the Employee entered into a Supplemental Executive Retirement Plan Agreement ("SERP Agreement") as of July 6, 1987; and

      WHEREAS, the SERP Agreement was modified by the Board of Directors on April 22, 1988; and

      WHEREAS, the Employer and the Employee have entered into a agreement whereby the Employee will be on "personal leave" status from December 28, 2002 through April 30, 2004 ("Personal Leave Agreement); and

      WHEREAS, the Employer and the Employee desire to amend the SERP Agreement (as modified on April 22, 1988) to clarify that for purposes of benefits under the SERP Agreement, Employee's service will be deemed to have continued with the Employer through April 30, 2004 or until his death, whichever is earlier, and that the compensation that the Employee receives from the Employer during his personal leave under Section 3 of the Personal Leave Agreement shall be counted as compensation for purposes of benefits under the SERP Agreement.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby amend the SERP Agreement, as modified on April 22, 1988, as follows:

      1. Notwithstanding anything contained in the SERP Agreement to the contrary, Employee shall be deemed to be a full-time employee of Employer, for purposes of Article 1, Section 1 of the SERP Agreement, during the period that Employee is on "personal leave" status from December 28, 2002 through April 30, 2004 or until his death, whichever is earlier.

      2. Paragraph 3 shall be added to Article VIII of the SERP Agreement, effective as of December 28, 2002 to read as follows:

                           "3. Personal Leave Status. Notwithstanding anything in this Agreement to the contrary, during the period that the Employee is on "personal leave" status from December 28, 2002 through April 30, 2004 or until his death, whichever is earlier, (a) the Employee shall be deemed to have continued service with the Employer for purposes of benefits under this

                           Agreement and (b) the base compensation paid by the Employer to the Employee during such period of time shall be counted as compensation for purposes of benefits under this Agreement. For purposes of entitlement to benefits under the Agreement, the Employee will be deemed to have retired from the Employer on April 30, 2004, unless Employee dies prior to such date. If the Employee dies prior to April 30, 2004, his surviving spouse shall be entitled to receive a monthly amount until her death, commencing on the same day as his surviving spouse would have begun receiving benefits under the Employer's Pension Plan had Employee retired on the day before his death, equal to 100% of the amount that the Employee would have been eligible to receive under paragraph 1 of Article I, above, had he retired on the day before his death and elected an immediate 100% joint and survivor annuity under the Employer's Pension Plan."

      3. This Amendment shall become effective only upon the timely execution and delivery and effectiveness of the release required under Section 5(e) of the Personal Leave Agreement.

      4. In all other respects, the SERP Agreement, as amended April 22, 1988, is hereby ratified, approved and confirmed.

      The parties hereto have set their hands and seals the day and year first above written.



ATTEST:                          TASTY BAKING COMPANY



                                  By:
-------------------------------         ----------------------------------------
                                        Charles P. Pizzi,
                                        President and CEO

WITNESS:



-------------------------------  -----------------------------------------------
                                 Carl S. Watts

                                    EXHIBIT B
                                    ---------

                                     RELEASE


      KNOW ALL MEN BY THESE PRESENTS that CARL S. WATTS, for himself, and his agents, representatives, heirs, executors, administrators, insurers, successors and assigns, and all persons, corporations or other entities connected therewith which might claim by, through or under them or any of them (all of whom are hereby individually and collectively referred to in this paragraph as "Releasors"), do hereby release, remise and forever discharge TASTY BAKING COMPANY, its respective direct and indirect subsidiaries, affiliates, investors, insurers, successors, assigns, and each of their agents, servants, shareholders, employees, officers, directors, trustees, representatives and attorneys, and each of their heirs, successors, executors and administrators (all of whom are hereinafter individually and collectively referred to in this paragraph as "Releasees"), of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys' fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which Releasors have had, now have, shall or may have in the future, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever, including those relating to Mr. Watts' employment with Tasty Baking Company ("Company") and the termination of that employment, except as expressly provided in the immediately following sentence to the date of this Release. Notwithstanding anything contained in this Release to the contrary, Carl S. Watts does not release, remise or discharge the Releasees of or from any claims which he may have under
(i) the Company's qualified retirement plans or 401k plans; (ii) that certain Supplemental Executive Retirement Program Agreement originally dated June 10, 1987 between the Company and Mr. Watts, as amended, and the rabbi trust with respect to such program; (iii) any plans which the Company may have in effect from time-to-time, as they may be modified from time-to-time, to provide medical and/or life insurance benefits to retirees, and all of said plans being governed by their plan documents and any amendments thereto; and, (iv) the indemnification provisions contained in the Company's Articles of Incorporation and/or Bylaws, and/or any indemnification agreement in favor of Mr. Watts, relating to indemnification of officers and/or directors.

      This paragraph and its subparagraphs are intended to comply with Section 201 of the Older Worker's Benefits Act of 1990, as amended.

      (i) By the execution of this Release, Carl S. Watts acknowledges that he is giving up all claims related to his employment with Company and the termination of that employment, including but not limited to, claims for breach of contract or implied contract, wrongful, retaliatory or constructive discharge, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, impairment of economic opportunity, intentional or negligent infliction of emotional distress, any and all other torts, and claims for attorney's fees, as well as the statutory claims described below.

      (ii) Carl S. Watts further acknowledges that various state and federal laws prohibit discrimination based on age, gender, race, color, and national origin, religion, handicap or veterans status. These include Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e et seq. and the Civil Rights Act of 1991 (relating to gender, national origin, and certain other kinds of job discrimination); the Age Discrimination in Employment Act, 29 U.S.C. 626 et seq., (relating to age discrimination in employment), the Older Worker's Benefit Protection Act, 29 U.S.C. ss. 626, the Rehabilitation Act of 1973, the Civil Rights Act of 1866 and 1871, the Americans with Disabilities Act and the Pennsylvania Human Relations Act. He also understands and acknowledges that there are various federal and state laws governing wage and hour issues, including but not limited to the Fair Labor Standards Act, Pennsylvania wage and hour laws, and the Equal Pay Act of 1963 (relating to all the above forms of job discrimination). He acknowledges that he is giving up any claims he may have under any of these statutes and under any other federal, state or municipal statute, ordinance, executive order or regulation relating to discrimination in employment, wage and hour issues, or in any way pertaining to his employment relationship with Company. He understands and acknowledges that this release applies to all such employment-related claims that he now has or may have to the date of this Agreement.

      (iii) Carl S. Watts hereby certifies that Company has advised him that he has at least twenty-one (21) days (a) to consider and review this Release and its consequences with an attorney of his choosing, and (b) if he accepts the terms of this Release, to forward an executed copy of this Release to Company in accordance with Section 17 of that certain Personal Leave Agreement dated as of December __, 2002.

      (iv) Carl S. Watts also acknowledges and understands that he has seven (7) days from the execution of this Release to advise Company that he is revoking this Release, and understand that if he has not revoked this Release by the end of the seven-day period, this Release will be effective and in full force. He understands that any revocation he makes shall be in writing, sent by facsimile, hand delivery or overnight mail, to Company in accordance with Section 7 of his Employment Agreement.

      Releasor agrees that he will not, at any time hereafter, nor will he permit, at any time hereafter, any person acting under his direction or control to, initiate, maintain, or prosecute, or in any way knowingly aid, directly or indirectly, in the initiation, maintenance, or prosecution of, any claim, demand suit, accounting, or cause of action against the Releasees, or any of them, arising out of, or in any way connected with any matter, thing, transaction, occurrence, act or omission with respect to which a release is being provided hereunder.

      Nothing herein is intended to foreclose Mr. Watts' from filing a charge with the Equal Employment Opportunity Commission. In the event such a charge is filed, Mr. Watts shall be precluded from recovering any monetary relief or obtaining any other personal recovery.

      If Carl S. Watts, his heirs or personal representatives, or any person or entity acting on their behalf, takes, pursues or supports any action to determine that this Release, or any part hereof, or any other release contained in this Agreement is invalid and if this Release, or any part hereof, or any other release contained in this Release is determined to be invalid for any reason, then any obligations the Company may have to Mr. Watts pursuant to the Amendment to Supplemental Executive Retirement Plan Agreement Between Tasty Baking Company and Carl S. Watts shall cease.

      IN WITNESS WHEREOF, and intending to be legally bound, the Releasor hereto
has   executed   and   delivered   this   Release   as  of  the   _____  day  of
___________________, 200_.




                                                 _______________________________
                                                 Carl S. Watts

STATE OF                                    :

COUNTY OF                                   :

      On this,  the  ______  day of  _________________,  200__,  before  me, the undersigned officer, personally appeared CARL S. WATTS known to me (satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                           _____________________________________
                                                       Notary Public

                                           My Commission Expires:






                                     -iii-